UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  February 13, 2018

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, Laurie Smaldone Alsup, M.D. was appointed by the Board of Directors of Theravance Biopharma, Inc. (the “Company”) to serve as a Class I member of the Board of Directors.  The Company’s Board of Directors (the “Board”) has determined that Dr. Smaldone Alsup is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

In connection with her appointment to the Board, Dr. Smaldone Alsup will be entitled to receive cash and equity compensation pursuant to the Company’s non-employee director compensation program, including a $55,000 annual retainer, a fee of $1,000 per meeting for each Board meeting attended or $500 per meeting for each in person Board meeting attended by video or teleconference and an additional $1,500 fee for in-person attendance at Board meetings held outside of the United States, as well as automatic grants of equity awards under the Company’s 2013 Equity Incentive Plan.  Pursuant to the non-employee director compensation program, Dr. Smaldone Alsup was automatically granted the following equity awards: (i) an initial option to acquire 12,000 ordinary shares vesting monthly over 24 months of service, (ii) a pro-rated annual option to acquire 1,500 ordinary shares vesting monthly over three months of service and in full on the date of the Company’s 2018 annual meeting of shareholders and (iii) a pro-rated annual RSU award covering 1,776 ordinary shares that will vest in full upon the earlier of the three-month anniversary of Dr. Smaldone Alsup’s appointment to the Board or the date of the Company’s 2018 annual meeting of shareholders.  All automatic equity awards granted pursuant to the non-employee director compensation program vest in full upon the director’s death or disability or upon the occurrence of a change in control before the director’s service terminates.

During 2017, the Company engaged NDA Group, of which Dr. Smaldone Alsup is the Chief Operating Officer and Chief Scientific Officer, to perform consulting services related to the regulatory plans for one of the Company’s drug candidates.  The Company paid NDA Group approximately $143,000 in 2017 for these services.  Dr. Smaldone Alsup’s interest in these payments is not readily calculable.

Item 8.01. Other Events.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

On February 13, 2018 the Board determined that the 2018 Annual General Meeting of Shareholders shall be held on May 1, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: February 15, 2018	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President and General Counsel

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